Exhibit 10.3

EQUITY PLEDGE AGREEMENT
(English Translation)

This Equity Pledge Agreement (hereinafter this “Agreement”) is dated August 17, 2007 and effective as of March 8, 2006, and is entered into between Shaanxi Xilan Natural Gas Equipment Co.,Ltd., a company incorporated under the laws of the PRC (“Pledgee”), and each of the shareholders of XXNG listed on Appendix 3 and the signature pages hereto (collectively, the “Pledgors”), and Xi'an Xilan Natural Gas Co.,Ltd., (hereinafter “XXNG”), a company with joint stock limited liability registered in Xi’an, China.

RECITALS

I.  The Pledgee, a joint stock limited liability company registered in Xi’an, Shaanxi Province, the People’s Republic of China (hereinafter “PRC”), has been licensed by the PRC relevant government authority to carry on the business of natural gas equipment purchase and sale (except the items not obtained the specified approval).

II. Each Pledgor is a citizen of PRC. The Pledgors collectively own over 50% of the outstanding Equity Interest of XXNG.

III.  Pledgee and XXNG executed a Consulting Services Agreement (hereinafter “Consulting Services Agreement” or “Services Agreement”) concurrently herewith, and such agreement has a term of 10 years. Based on this agreement, XXNG shall pay technical consulting and service fees (hereinafter the “Consulting Services Fees” or “Services Fees”) to Pledgee for offering consulting and related services.

IV.  In order to ensure that XXNG will perform its obligations under the Consulting Services Agreement, and the Pledgee can normally collect the Consulting Services Fees from XXNG, the Pledgors agree to pledge all their Equity Interest in XXNG as security for the performance of the obligations of XXNG under the Consulting Services Agreement and the payment of Consulting Services Fees under such agreement.

NOW THEREFORE, the Pledgee, XXNG and the Pledgors through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.  Definitions and Interpretation. Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1 “Pledge” refers to the full content of Section 2 hereunder.

1.2 “Equity Interest” refers to all the equity interest in XXNG legally held by the Pledgors.

1.3 “Term of Pledge” refers to the period provided for under Section 3.2 hereunder.

1.4 “Event of Default” refers to any event in accordance with Section 7.1 hereunder.

1.5 “Notice of Default” refers to the notice of default issued by the Pledgee in accordance with this Agreement.

2.  Pledge. The Pledgors agree to pledge their Equity Interest in XXNG to the Pledgee (“Pledged Collateral”) as a security for the obligations of XXNG under the Consulting Services Agreement. Pledge under this Agreement refers to the rights owned by the Pledgee, who shall be entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale of the Equity Interest pledged by the Pledgors to the Pledgee.

3.  Term of Pledge.

3.1  The Pledge shall take effect as of the date when the Equity Interest under this Agreement is recorded in the Register of Shareholder of XXNG. The term of the Pledge shall be for two (2) years after the obligations under the Consulting Services Agreement will have been fulfilled. The parties agree that, if situations allow, they will use their best efforts to register the Pledge with the competent Administration for Industry and Commerce at the registration venue of XXNG.

3.2  During the term of the Pledge, the Pledgee shall be entitled to vote, control, sell, or dispose of the Pledged Collateral in accordance with this Agreement in the event that Pledgors do not perform their obligation under the Consulting Services Agreement and XXNG fails to pay exclusive technology consulting service fee in accordance with the Consulting Services Agreement.

 4. Physical Possession of Documents.

4.1 During the term of Pledge under this Agreement, the Pledgors shall deliver the physical possession of their certificates representing shares of capital stock of XXNG (“Share Certificates”) to the Pledgee within one (1) week as of the date of conclusion of this Agreement.

4.2 The Pledgee shall be entitled to collect the dividends for the Equity Interest.

4.3 The Pledge under this Agreement will be recorded in the Register of Shareholders of XXNG.

5.  Representation and Warranties of Pledgors.

5.1 The Pledgors own, beneficially and of record, good and marketable title to the Equity Interest free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders’ agreements. Each of the Pledgor represents that such Pledgor has no right or claims whatsoever to any shares of XXNG capital stock other than the Equity Interest, and does not have any options, warrants or any other instruments or rights entitling such Pledgor to purchase or otherwise acquire shares of XXNG capital stock.

5.2 The Pledgors have not pledged the Equity Interest to any other party, and the Equity Interest is not encumbered to any other person except for the Pledgees.

6.  Covenants of Pledgors.

6.1 During the effective term of this Agreement, the Pledgors promise to the Pledgee for its benefit that the Pledgors shall:

6.1.1 Not transfer or assign the Equity Interest, create or permit to create any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee;

6.1.2 Comply with and implement laws and regulations with respect to the pledge of rights; present to the Pledgee the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority within five (5) days upon receiving such notices, orders or suggestions; and comply with such notices, orders or suggestions; or object to the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee;

6.1.3 Timely notify the Pledgee of any events or any received notices which may affect the Pledgor’s Equity Interest or any part of its right, and any events or any received notices which may change the Pledgor’s any warranty and obligation under this Agreement or affect the Pledgor’s performance of its obligations under this Agreement.

6.2 The Pledgors agree that the Pledgee’s right to the Pledge obtained from this Agreement shall not be suspended or inhibited by any legal procedure launched by the Pledgor or any successors of the Pledgor or any person authorized by the Pledgor or any such other person.

6.3 The Pledgors promise to the Pledgee that in order to protect or perfect the security for the payment of the Services Fees, the Pledgors shall execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and perform actions and cause other parties who have interests to take action, as required by the Pledgee; and make access to exercise the rights and authorization vested in the Pledgee under this Agreement.

6.4 The Pledgors promise to the Pledgee that they will execute all amendment documents (if applicable and necessary) in connection with any transfer of the Share Certificates with the Pledgee or its designated person (natural person or a legal entity), and provide the notice, order and decision to the Pledgee by who considers to be necessary within reasonable time.

6.5 The Pledgors promise to the Pledgee that they will comply with and perform all the guarantees, covenants, warranties, representations and conditions for the benefits of the Pledgee. The Pledgors shall compensate all the losses suffered by the Pledgee for the reasons that the Pledgors do not perform or fully perform their guarantees, covenants, warranties, representations and conditions.

7. Events Of Default.

7.1 The following events shall be regarded as the events of default:

7.1.1 This Agreement is deemed illegal by a governing authority in the PRC, or the Pledgor is not capable of continuing to perform the obligations herein due to any reason except force majeure;

7.1.2 XXNG fails to make full payment of the Services Fees as scheduled under the Service Agreement;

7.1.3 A Pledgor makes any material misleading or mistaken representations or warranties under Section 5 herein, and/or the Pledgor breaches any warranties under Section 5 herein;

7.1.4 A Pledgor breaches the covenants under Section 6 herein;

7.1.5 A Pledgor breaches the term or condition herein;

7.1.6 A Pledgor waives the pledged Equity Interest or transfers or assigns the pledged Equity Interest without prior written consent from the Pledgee;

7.1.7 XXNG is incapable of repaying the general debt or other debt;

7.1.8 The property of the Pledgor is adversely affected causing the Pledgee to believe that the capability of the Pledgor to perform the obligations herein is adversely affected;

7.1.9 The successors or agents of the XXNG are only able to perform a portion of or refuse to perform the payment obligations under the Service Agreement;

7.1.10 The breach of the other terms by action or inaction under this agreement by the Pledgor.

7.2 The Pledgor shall immediately give a written notice to the Pledgee if the Pledgor is aware of or discovers that any event under Section 7.1 herein or any event that may result in the foregoing events has occurred or is likely to occur.

7.3 Unless the event of default under Section 7.1 herein has been solved to the Pledgee’s satisfaction, the Pledgee, at any time when the event of default occurs or thereafter, may give a written notice of default to the Pledgor and require the Pledgor to immediately make full payment of the outstanding Service Fees under the Service Agreement and other payables or exercise other rights in accordance with Section 8 herein.

8. Exercise of Remedies.

8.1 Authorized Action by Secured Party. The Pledgors hereby irrevocably appoint Pledgee the attorney-in-fact of the Pledgors for the purpose of carrying out the security provisions of this Agreement and taking any action and executing any instrument that the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement. If an event of default occurs, or is continuing, Pledgee shall have the right to exercise the following rights and powers:

(a) Collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral;

(b) Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral;

(c) Transfer the Pledged Collateral to its own or its nominee’s name;

(d) Make any compromise or settlement, and take any action it deems advisable, with respect to the Pledged Collateral;

(e) Notify any obligor with respect to any Pledged Collateral to make payment directly to the Pledgee;

(f) All rights of the Pledgors to exercise the voting and other consensual rights it would otherwise be entitled to exercise without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Pledgee;

(g) All rights of the Pledgors to receive distributions with respect to the Pledged Collateral which it would otherwise be authorized to receive and retain shall cease and all such rights shall thereupon become vested in the Pledgee; and

(h) The Pledgors shall execute and deliver to the Pledgee appropriate instruments as the Pledgee may request in order to permit the Pledgee to exercise the voting and other rights which it may be entitled to exercise and to receive all distributions which it may be entitled to receive.

The Pledgors hereby grant to Pledgee an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of the Pledgors to take all such action permitted under this Section 8.1. Such power of attorney shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral) by any person, upon the occurrence and continuance of an event of default. Pledgee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

8.2 Event of default; Remedies. Upon the occurrence of an event of default, Pledgee may, without notice to or demand on the Pledgors and in addition to all rights and remedies available to Pledgee, at law, in equity or otherwise, do any of the following:

(a) Require the Pledgors to immediately pay all outstanding unpaid amounts due under the Consulting Services Agreement;

(b) Foreclose or otherwise enforce Pledgee’s security interest in any manner permitted by law or provided for in this Agreement;

(c)  Sell or transfer the rights or otherwise dispose of any Pledged Collateral at one or more public or private sales at Pledgee’s place of business or any other place or places, whether or not such Pledged Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Pledgee may determine;

(d)  Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from the Pledgors or any other person who then has possession of any part thereof with or without notice or process of law;

(e)  Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral;

(f)  Sell or otherwise liquidate, or direct the Pledgors to sell, assign, transfer or otherwise liquidate the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

(g)  Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(i) All the rights and remedies of a secured party upon default under applicable law.

8.3 The Pledgee shall give a notice of default to the Pledgors when the Pledgee exercises its remedies under this Agreement.

8.4 Subject to Section 7.3, the Pledgee may exercise its remedies under this Agreement at any time after the Pledgee gives a notice of default in accordance with Section 7.3 or thereafter.

8.5 The Pledgee is entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the Equity Interest pledged herein in accordance with legal procedure until the unpaid Services Fees under the Services Agreement are repaid.

8.6 The Pledgor shall not hinder the Pledgee from exercising its rights in accordance with this Agreement and shall give necessary assistance so that the Pledgee may exercise its rights in full.

9. Indemnification.

9.1. The Pledgors hereby indemnifies, saves and holds harmless XXNG, Xilan Equipment, Xilan Liquefied Natural Gas Co., Ltd., China Natural Gas, Inc., and each of their present and former stockholders, directors, officers, employees, agents, affiliates and representatives (each an “Indemnitee”) from and against any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent, (hereinafter called “Claims”), arising out of, based upon, or relating to the representations and warranties made by the Pledgor in Section 5 above.

9.2 Expenses incurred by Indemnitee in connection with any Claims shall be paid by the Pledgors in advance upon request of Indemnitee that the Pledgors pay such Expenses. Indemnitee hereby undertakes to repay to the Pledgors the amount of any Expenses theretofore paid by the Pledgors to the extent that it is ultimately determined that such Expenses were not reasonable or that Indemnitee is not entitled to indemnification. The term “Expenses” shall mean all reasonable expenses incurred by the Indemnitee in connection with the Claims which shall include, without limitation, damages, judgments, fines, penalties, settlements, costs, attorneys’ fees, disbursements and costs of attachment or similar bonds, investigations, and any such expenses of establishing a right to indemnification under this Agreement.

10.  Assignment.

10.1 The Pledgors shall not donate or transfer rights and obligations herein without prior consent from the Pledgee.

10.2 This Agreement shall be binding upon each of the Pledgors and his, her or its successors and be binding on the Pledgee and his each successor and assignee.

10.3 The Pledgee may transfer or assign his all or any rights and obligations under the Service Agreement to any individual specified by it (natural person or legal entity) at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the assignee is a party hereto. When the Pledgee transfers or assigns the rights and obligations under the Service Agreement, and such transfer shall only be subject to a written notice serviced to Pledgors, and at the request of the Pledgee, the Pledgors shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

10.4 After the Pledgee’s change resulting from the transfer or assignment, the new parties to the Pledge shall execute a new pledge contract.

11. Effectiveness and Term. The agreement is effective as of the date first set forth above and from the date when the Pledge is recorded on the Register of Shareholders of XXNG.

12. Formalities, Fees and Other Charges.

12.1 The Pledgors shall be responsible for all the fees and actual expenses in relation to this Agreement including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with the laws, the Pledgors shall fully indemnify the Pledgee such taxes paid by the Pledgee.

12.2 The Pledgors shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of Pledge) incurred by the Pledgors for the reason that the Pledgors fail to pay any payable taxes, fees or charges for other reasons which cause the Pledgee to recourse by any means or ways.

13. Force Majeure.

13.1 “Force Majeure,” shall include but not be limited to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, refers to any unforeseen events beyond the party’s reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control. The affected party by Force Majeure shall notify the other party of such event resulting in exemption promptly.

13.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After occurrence of an event of Force Majeure, when such event or condition ceases to exist, both parties agree to resume the performance of this Agreement with their best efforts.

14. Confidentiality. The parties of this agreement acknowledge and make sure that all the oral and written materials exchanged relating to this contract are confidential. All the parties have to keep them confidential and can not disclose them to any other third party without other parties’ prior written approval, unless: (a) the public know and will know the materials (not because of the disclosure by any contractual party); (b) the disclosed materials are required by laws or stock exchange rules; or (c) materials relating to this transaction are disclosed to parties’ legal consultants or financial advisors, however, who have to keep them confidential as well. Disclosure of confidential information by employees or hired institutions of the parties is deemed as the act by the parties, therefore, subjecting them to liability.

15. Dispute Resolution.

15.2 This Agreement shall be governed by and construed in accordance with the PRC law.

15.3 The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. Any resulting arbitration award shall be final and binding upon the parties.

16. Notices. Any notice which is given by the parties hereto for the purpose of performing the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the parties hereto or the address advised in writing including via facsimile from time to time.

17. Entire Contract. All Parties agree that this Agreement constitute the entire agreement of the Parties with respect to the subject matter therein upon its effectiveness and supersedes and replaces all prior oral and/or written agreements and understandings relating to this Agreement.

18. Severability. Any provision of this Agreement which is invalid or unenforceable because of inconsistent with the relevant laws shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

19. Appendices. The appendices to this Agreement are entire and integral part of this Agreement.

20. Amendment or Supplement.

20.1 Parties may amend and supply this Agreement with a written agreement, provided that such amendment shall be duly executed and signed by the Pledgee, XXNG, and holders of a majority of the shares of XXNG held by the Pledgors, and such amendment shall thereupon become a part of this Agreement and shall have the same legal effect as this Agreement.

20.2 This agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and sealed by the parties hereto.

21. Copies of the Agreement. This Agreement is executed by the Parties in counterparts, each Party holds one counterpart, and each original has the same legal effect.

22. Language and Counterparts. This Agreement is written in both Chinese and English language in two copies, each party having one copy with equal legal validity, in case there is any conflict between the Chinese version and the English version, the English version shall prevail.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF each party hereto has caused this Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

PLEDGEE:

Shaanxi Xilan Natural Gas Equipment Co.,Ltd.

By: /s/ Qinan Ji
Qinan Ji, Chairman

Xi'an Xilan Natural Gas Co.,Ltd

By: /s/ Qinan Ji
Qinan Ji, Chairman

PLEDGORS:

By: /s/ Qinan Ji
Name: QINAN JI

By: /s/ Mingshan Han
Name: MINGSHAN HAN

By: /s/ Xiaoli Jia
Name: XIAOLI JIA

By: /s/ Yuai She
Name: YUAI SHE

By: /s/ Xiang Ji
Name: XIANG JI

By: /s/ Jiaoyin Shi
Name: JIAOYIN SHI

By: /s/ Shaohu Jia
Name: SHAOHU JIA

By: /s/ Xingiao Han
Name: XINGIAO HAN

By: /s/ Shengming Li
Name: SHENGMING LI

By: /s/ Mingshan Han
Name: MINGSHAN HAN

By: /s/ Liyin Shi
Name: LIYIN SHI